Exhibit 99.1

Windtree Therapeutics Completes $26.4 Million Private Placement

WARRINGTON, PA - December 9, 2019 - Windtree Therapeutics, Inc. (OTCQB: WINT), a biotechnology and medical device company focused on developing drug product candidates and medical device technologies to address acute cardiovascular and pulmonary diseases, today announced that it has completed a $26.4 million private placement of common stock and warrants. In connection with this offering, the Company issued 8,749,999 shares of common stock at a purchase price of $3.02 per share and warrants to purchase 4,375,002 shares of common stock at an exercise price of $4.03 per share.

The warrants may be exercised starting six months after the closing date and through the fifth anniversary of such closing date. After offering expenses and the cancellation of $2.95 million of existing indebtedness in exchange for the securities offered, the Company received net proceeds of approximately $23.0 million.

In connection with the closing, the Company has entered into a Registration Rights Agreement with the investors to provide for registration of the shares of common stock issued in the offering and the shares of common stock issuable upon exercise of the warrants. The Company agreed to file a registration statement covering the shares of common stock with the Securities and Exchange Commission no later than the earlier of (i) four trading days following the date that the Company files its annual report on Form 10-K for the fiscal year ending December 31, 2019, or (ii) April 10, 2020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements and applicable state securities laws. The securities were offered only to accredited investors.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a clinical-stage, biopharmaceutical and medical device company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Windtree has three lead clinical development programs spanning respiratory and cardiovascular disease states, including istaroxime, a novel, dual-acting agent being developed to improve cardiac function in patients with acute heart failure and cardiogenic shock; AEROSURF®, an innovative combination drug/device product candidate that is designed to deliver the Company’s proprietary synthetic, peptide-containing surfactant noninvasively to premature infants with respiratory distress syndrome (RDS); and rostafuroxin, a novel precision drug product being developed to target hypertensive patients with certain genetic profiles in the important group of patients with resistant hypertension. Windtree also has multiple pre-clinical programs, including potential heart failure therapies delivered orally that are based on SERCA2a mechanism of action.

For more information, please visit the Company's website at www.windtreetx.com.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of such risks and uncertainties, including those related to projections of future cash balances and anticipated cash outflows, risks related to Windtree’s securities offering and its development activities and programs, are described in Windtree’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:

John Tattory

Senior Vice President and Chief Financial Officer

215.488.9418

jtattory@windtreetx.com